EXHIBIT 99.1

BigString Corporation Enters into International Distribution Agreement with VIP
Connectz

Projected Revenues of at least $250,000 Per Year

RED BANK, N. J., May 13, 2008 -- BigString Corporation (OTCBB: BSGC), a provider of social networking messaging applications and user-controllable email and instant messaging services, announced today that it has entered into an international distribution agreement with VIP Connectz, an international marketing and sales company specializing in the Internet and telecommunications industry. BigString's self-destructing email and instant messaging (IM) services will be private labeled for VIP Connectz, which will add both services to its existing VoIP (Voice-over-Internet Protocol) product line.

VIP Connectz primarily focuses on providing services to the fast growing small home office and residential markets. VIP Connectz offers premium pay-for-service products as well as free accounts with advertiser support. It has a worldwide network of over 50,000 subscribers.  Pursuant to the distribution agreement, VIP Connectz will serve as the exclusive worldwide multi-level marketing distributor of BigString’s email and IM services.  Multi-level marketing, also known as network marketing, is a business distribution model that allows a parent multi-level marketing company, such as VIP Connectz, to market their products directly to consumers by means of relationship referral and direct selling.  BigString and VIP Connectz will share in the advertising revenues generated through their relationship.  In addition, BigString will receive a payment for each email and IM account originated by VIP Connectz.  In order to remain the exclusive worldwide multi-level marketing distributor of BigString’s email and IM services, VIP Connectz is required to originate in each year of the distribution agreement a minimum of 10,000 in paid email accounts, resulting in at least $150,000 in fees payable to BigString, and 10,000 paid IM accounts, resulting in at least $100,000 in fees payable to BigString.

“On the heels of launching our self-destructing IM service, we are very excited to enter into a comprehensive distribution agreement with VIP Connectz. VIP Connectz has established distribution channels in the expanding South America and Asian telephony markets. Latin American regions, in particular, are still in the early stages of acquiring advanced, highly reliable Internet and email services that are also cost-effective. VIP Connectz's VoIP, when added with BigString's private labeled email and IM services, creates a perfect suite of next-generation Internet services at a favorable price point,” commented Darin Myman, President and CEO of BigString Corporation.  He added that, “Pursuant to this distribution agreement, we anticipate annual revenues of at least $250,000.”

Edward Weaver, Co-Founder, President and CEO of VIP Connectz, said, “VIP Connectz focuses on international commerce, dynamic new IP technologies, and direct sales distribution. In BigString, we see a tremendous opportunity to advance in the international VoIP market by offering user-controlled email and IM services that deliver the highest levels of privacy, security and control to its end users. We anticipate a very successful partnership with BigString and look forward to rolling out our offering to our global network this month.”

About VIP Connectz

VIP Connectz is an international marketing and sales company that offers VoIP (Voice over Internet Protocol) “flat-rate” service packages to customers in both residential and small business markets across the globe.  In addition to VoIP services, VIP Connectz provides a growing list of other digital components devised to enhance the personal experience through interaction with others.  Most notably, VIP Connectz presents a compelling business opportunity for those who choose to pursue financial independence through VoIP services and new digital ways to relate that are now the wave of the future. For more information, visit http://www.vipconnectz.com.

About BigString Corporation

BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing emails and video emails, Big String's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used. For more information, visit www.BigString.com.

Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation’s actual results could differ materially from expected results.

Contact:

BigString Corporation
Darin Myman, 732-741-2840
darin@bigstring.com

Media Inquiries:
Greene Inc.
Howard Greene, 516-825-0400
greenepr@bigstring.com or greenepr@aol.com

Investor Relations:
OTC Financial Network
Rick McCaffrey
781-444-6100x625
rick@otcfn.com
http://www.otcfn.com/bsgc